Exhibit 10.35

SEVENTH Amendment to Loan and security agreement

This Seventh Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 4th day of March, 2019, by and between (i) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (ii) ROSETTA STONE LTD., a Virginia corporation, and LEXIA LEARNING SYSTEMS LLC, a Delaware limited liability company (individually and collectively, jointly and severally, the “Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 28, 2014, as amended by a certain First Amendment to Loan and Security Agreement dated March 31, 2015, as further amended by a certain Second Amendment to Loan and Security Agreement dated May 1, 2015, as further amended by a certain Third Amendment to Loan and Security Agreement dated June 26, 2015, as further amended by a certain Fourth Amendment to Loan and Security Agreement dated December 29, 2015, as further amended by a certain Joinder and Fifth Amendment to Loan and Security Agreement dated March 14, 2016, and as further amended by a certain Sixth Amendment to Loan and Security Agreement dated March 10, 2017 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1Section 2.1.2(f) (Letters of Credit).  Section 2.1.2(f) is hereby inserted immediately following Section 2.1.2(e):

“(f)The Borrower and Bank hereby acknowledge and agree that from and after the Seventh Amendment Effective Date that certain Letter of Credit No. SVBSF012042, expiry date February 28, 2019, in the amount of $351,911.25, in the name of ROSETTA STONE LTD. and for the benefit of CEB Inc. shall be deemed issued under the Revolving Line.”

2.2Section 2.3 (Overadvances).  Section 2.3 is amended in its entirety and replaced with the following:

“2.3Overadvances.  If, at any time, the outstanding principal amount of the Advances exceeds the Revolving Line, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”).  Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.”

2.3Section 2.4(a) (Payment of Interest on the Advances; Advances).  Subsection (a) of Section 2.4 is amended in its entirety and replaced with the following:

“(a)Advances.  Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate.  Interest shall be payable quarterly in accordance with Section 2.4(d) below.”

2.4Section 2.5(b) (Fees; Termination Fee).  Subsection (b) of Section 2.5 is deleted in its entirety and replaced with the following:

“(b)Termination Fee.  Upon termination of this Agreement by Borrower for any reason (or upon the acceleration of the Obligations in accordance with Section 9.1 hereof) prior to the first anniversary of the Seventh Amendment Effective Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;”

2.5Section 2.5(c) (Fees; Unused Revolving Line Facility Fee).  Subsection (c) of Section 2.5 is amended in its entirety and replaced with the following:

“(c)Unused Revolving Line Facility Fee.  Payable quarterly in arrears on the first day of each calendar quarter occurring after the Effective Date and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to forty-five hundredths of one percent (0.45%) per annum of the average unused portion of the Revolving Line, as determined by Bank

(which determination shall, absent manifest error in calculation, be presumed correct).   The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line Advances outstanding plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve);”

2.6Section 5.12 (Accounts Receivable).  Section 5.12 is deleted in its entirety and replaced with the following:

“5.12     Reserved.”

2.7Section 6.2(h) (Financial Statements, Reports, Certificates).  Subsection (h) of Section 6.2 is deleted in its entirety and replaced with the following:

“6.2(h)     Reserved.”

2.8Section 6.2(i) (Financial Statements, Reports, Certificates).  Subsection (i) of Section 6.2 is deleted in its entirety and replaced with the following:

“6.2(i)     Reserved.”

2.9Section 6.4 (Collection of Accounts).  Section 6.4 is deleted in its entirety and replaced with the following:

“6.4     Reserved.”

2.10Section 6.15 (Remittance of Proceeds).  Section 6.15 is deleted in its entirety and replaced with the following:

“6.15Remittance of Proceeds.  Except (i) if no Advances are outstanding under the Revolving Line, or (ii) in respect of a Permitted Transfer, deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.6(b) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year).  Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank.  Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.”

2.11The contact information for the Bank’s counsel set forth in Section 10 is hereby amended in its entirety and replaced with the following:

“Morrison & Foerster LLP

200 Clarendon Street, 20th Floor

Boston, Massachusetts 02116

Attention: Charles W. Stavros, Esq.

Facsimile No.: (617) 830-0460

E-Mail: cstavros@mofo.com”

2.12Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are deleted in their entirety and replaced with the following:

“Adjusted EBITDA” means (a) GAAP Net Income plus (b) Interest Expense (less interest income), (c) income tax benefit and expense, (c) depreciation, (d) amortization and (e) stock-based compensation expense, (f) other non-operating expense (less other income) (as such amount is shown on the “Other income and (expense)” line item below the operating income line in the Ultimate Parent's relevant income statement, determined in accordance with GAAP), (g) goodwill impairment, (h) the change in Deferred Revenue (excluding acquired Deferred Revenue), less (i) the change in deferred commissions, (j) restructuring and related wind down costs, consulting and other related costs associated with development and implementation of Borrower’s revised business strategy, severance costs and transaction and other costs associated with mergers and acquisitions, and (k) all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets (with items (j) and (k) not to exceed an aggregate amount of $6,000,000 in the trailing twelve (12) month period following the Seventh Amendment Effective Date).

“Availability Amount” is (a) the Revolving Line (which for the avoidance of doubt, is reduced by the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve)) minus (b) the outstanding principal balance of any Advances.

“Revolving Line” is an aggregate principal amount equal to $15,000,000, as such amount may be reduced pursuant to Section 2.8.

“Revolving Line Maturity Date” is April 1, 2021.

2.13Section 13 (Definitions).  The following new defined terms are hereby inserted alphabetically in Section 13.1:

“Liquidity Coverage Ratio” is, at any time, (x) the sum of (a) the aggregate amount of unrestricted cash held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates plus (b) accounts receivable owing to Ultimate Parent and its Subsidiaries divided by (y) the outstanding Obligations.

“Seventh Amendment Effective Date” is March 4, 2019.

2.14Section 13 (Definitions).  The following defined terms set forth in Section 13.1 are deleted in their entirety:

“Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Report (and as may subsequently be updated by Bank in Bank’s sole discretion based upon information received by Bank including, without limitation, Accounts that are paid and/or billed following the date of the Borrowing Base Report) (provided, however, Eligible Accounts with respect to clauses (b), (c), (d) and (q) shall not include Accounts in excess of ninety (90) days of invoice date to the extent the aggregate amount of such Accounts exceeds ten percent (10%) of Eligible Accounts), plus (b) during a Non-Formula Period, the Non-Formula Amount; provided, however, that Bank has the right to decrease the foregoing percentage in its good faith business judgment upon prior consultation with Borrower to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value; provided, further that in the event Bank exercises such right to decrease the foregoing percentage, such circumstance shall not in and of itself constitute a Material Adverse Change or create an inference that a Material Adverse Change has occurred.

“Borrowing Base Report” is that certain report of the value of certain Collateral in the form attached hereto as Exhibit B.

“Cash Collateral Account” is defined in Section 6.4(c).

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.12, that have been, at the option of Bank, confirmed in accordance with Section 6.4(e) of this Agreement, and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgment.  Bank reserves the right, upon prior consultation with Borrower, at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment.  Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

a)Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

b)Accounts that the Account Debtor has not paid within one hundred twenty (120) days of invoice date regardless of invoice payment period terms;

c)Accounts with credit balances over one hundred twenty (120) days from invoice date;

d)Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within one hundred twenty (120) days of invoice date;

e)Accounts owing from an Account Debtor which does not have its principal place of business in the United States or such other jurisdictions approved by Bank in writing in its sole and absolute discretion on a case-by-case basis;

f)Accounts billed from and/or payable to Borrower outside of the United States unless Bank has a first priority, perfected security interest or other enforceable Lien in such Accounts under all applicable laws, including foreign laws (sometimes called foreign invoiced accounts);

g)Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

h)Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

i)Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

j)Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings), other than any such Accounts with respect to which Borrower has recorded Deferred Revenue;

k)Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

l)Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

m)Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

n)Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

o)Accounts for which the Account Debtor has not been invoiced;

p)Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

q)Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond one hundred twenty (120) days;

r)Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

s)Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

t)Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

u)Accounts owing from an Account Debtor, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, except for Amazon.com, Inc., for which such percentage is forty percent (40%), for the amounts that exceed that percentage, unless Bank approves in writing; and

v)Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted cash held at such time by Borrower in Deposit Accounts or Securities Accounts maintained with Bank or its Affiliates plus (b) the Availability Amount (excluding the Non-Formula Amount from the Borrowing Base).

“Non-Formula Amount” is Five Million Dollars ($5,000,000)

“Non-Formula Period” is, on and after the Fifth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding calendar month, Liquidity in an amount at all times greater than Twenty Five Million Dollars ($25,000,000) (the “Non-Formula Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Non-Formula Balance, subject, however, to Bank’s reasonable determination made within a reasonable time after its receipt of the relevant report that Borrower has maintained the requisite Liquidity in the relevant time periods.

“Streamline Period” is, on and after the Sixth Amendment Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has maintained, for each consecutive day in the immediately preceding calendar month, Liquidity in an amount at all times greater than (A) from April 1st through and including August 31st of each year, Fourteen Million Dollars ($14,000,000) and (B) from September 1st through and including March 31st of each year, Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (either such amount, the “Streamline Balance”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Balance.  Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for one (1) calendar month prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Balance has been achieved, subject, however, in each such case to Bank’s reasonable determination made within a reasonable time after receipt of the relevant report that Borrower has maintained the requisite Liquidity in the relevant time periods.

2.15Exhibit B (Borrowing Base Report).  The Borrowing Report (as defined in the Loan Agreement until the date of this Amendment) appearing as Exhibit B to the Loan Agreement is deleted in its entirety and intentionally omitted.

2.16Exhibit D (Compliance Certificate).  The Compliance Certificate appearing as Exhibit D to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate in the form of Exhibit D attached hereto.

2.17Exhibit E (Financial Covenants).  The financial covenants set forth in Exhibit E to the Loan Agreement are deleted in their entirety and replaced with the financial covenants set forth on Exhibit E attached hereto.

3.Conditions Precedent to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of Bank:

3.1This Amendment shall have been duly executed and delivered by the respective parties hereto.  Bank shall have received a fully executed copy hereof.

3.2All necessary consents and approvals to this Amendment shall have been obtained by Borrower.

3.3After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3.4Bank shall have received the fees, costs and expenses required to be paid pursuant to Section 5 of this Amendment (including the reasonable and documented fees and disbursements of legal counsel required to be paid thereunder).

4.Representations and Warranties.  Borrower hereby represents and warrants to Bank as follows:

4.1This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by Borrower, will be the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and equitable principals (whether enforcement is sought by proceedings in equity or at law).

4.2Its representations and warranties set forth in this Amendment, the Loan Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party are (i) to the extent qualified by materiality, true and correct in all respects and (ii) to the extent not qualified by materiality, true and correct in all material respects, in each case, on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

4.3The execution and delivery by Borrower of this Amendment, the performance by Borrower of its obligations hereunder and the performance of Borrower under the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary organizational action on the part of Borrower and (ii) will not (A) violate any provisions of the certificate of incorporation or formation or organization or by-laws or limited liability company agreement or limited partnership agreement of Borrower or (B) constitute a violation by Borrower of any applicable material Requirement of Law.

Borrower acknowledges that Bank has acted in good faith and have conducted in a commercially reasonable manner their relationships with Borrower in connection with this Amendment and in connection with the other Loan Documents.  Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations, warranties, and acknowledgements, and agrees that such reliance is reasonable and appropriate.

5.Amendment Fee; Payment of Costs and Expenses. Borrower shall pay to Bank a fully-earned, non-refundable amendment fee equal to Twenty Two Thousand Five Hundred Dollars ($22,500), which fee shall be paid on the Seventh Amendment Effective Date.  In addition, Borrower shall pay to Bank all reasonable costs and out-of-pocket expenses of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto or thereto (which costs include, without limitation, the reasonable and documented fees and expenses of any attorneys retained by Bank).

6.Choice of Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Each party hereto submits to the exclusive jurisdiction of the State and Federal courts in the Southern District of the State of New York; provided, however, that nothing in the Loan Agreement as amended by this Amendment shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of such Agent. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AMENDMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.Counterpart Execution.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment.  Delivery of an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or by e-mail transmission of an Adobe file format document (also known as a PDF file) also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.Effect on Loan Documents.

8.1The amendments set forth herein shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver, or modification of any other term or condition of the Loan Agreement or of any Loan Documents or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Documents; (b) to be a consent to any future consent or modification, forbearance, or waiver to the Loan Agreement or any other Loan Document, or to any waiver of any of the provisions thereof; or (c) to limit or impair Bank’s right to demand strict performance of all terms and covenants as of any date.

Borrower hereby ratifies and reaffirms its obligations under the Loan Agreement and the other Loan Documents to which it is a party and agrees that none of the amendments or modifications to the Loan Agreement set forth in this Amendment shall impair Borrower’s obligations under the Loan Documents or Bank’s rights under the Loan Documents.  Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Loan Agreement or any other Loan Document, to Bank as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.  Borrower acknowledges and agrees that the Loan Agreement and each other Loan Document is still in full force and effect and acknowledges as of the date hereof that Borrower has no defenses to enforcement of the Loan Documents.  Borrower waives any and all defenses to enforcement of the Loan Agreement as amended hereby and each other Loan Documents that might otherwise be available as a result of this Amendment of the Loan Agreement.  To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.

8.2To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.3This Amendment is a Loan Document.

9.Entire Agreement.  This Amendment constitutes the entire agreement between Borrower and Bank pertaining to the subject matter contained herein and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect hereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.  All of the terms and provisions of this Amendment are hereby incorporated by reference into the Loan Agreement, as applicable, as if such terms and provisions were set forth in full therein, as applicable.  All references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import shall mean the Loan Agreement as amended hereby.

10.Release.  Borrower may have certain Claims against the Released Parties, as those terms are defined below, regarding or relating to the Loan Agreement or the other Loan Documents.  Bank and Borrower desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus Borrower makes the releases contained in this Section 10.  In consideration of Bank entering into this Amendment, Borrower  hereby fully and unconditionally releases and forever discharges Bank and its directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalf (collectively, the “Released Parties”), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which Borrower has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the Obligations, the Loan Agreement or any of the Loan Documents (collectively, all of the foregoing, the “Claims”).  Borrower represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts of omission of the Released Parties which on the date hereof would be the basis of a claim by Borrower against the Released Parties which is not released hereby.  Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims.

11.Severability.  The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

[Remainder of page intentionally left blank; signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

ROSETTA STONE LTD.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	Chief Financial Officer

LEXIA LEARNING SYSTEMS LLC

By:	/s/ Sonia Galindo
Name:	Sonia Galindo
Title:	Manager

BANK:

SILICON VALLEY BANK

By:	/s/ Will Deevy
Name:	Will Deevy
Title:	Director

Each Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment.  Each Guarantor hereby consents to the Amendment and agrees that the Guaranty of such Guarantor relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instruction delivered in connection herewith.  Each Guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in each Loan Document which such Guarantor is a party are true, accurate and complete as if made the date hereof, and all such Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

GUARANTORS:

ROSETTA STONE INC.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	CFO

ROSETTA STONE HOLDINGS INC.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	CFO and Treasurer

ROSETTA STONE INTERNATIONAL INC.

By:	/s/ Thomas Pierno
Name:	Thomas Pierno
Title:	CFO and Treasurer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ROSETTA STONE LTD. and LEXIA LEARNING SYSTEMS LLC

The undersigned authorized officer of Rosetta Stone Ltd. and Lexia Learning Systems LLC (each and together, jointly and severally, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”): (1) Each Credit party is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) each Credit Party and each of its Subsidiaries, has timely filed all required tax returns and reports, and each Credit Party and each of its Subsidiaries has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Credit Party or Subsidiary except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against any Credit Party or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly or Quarterly financial statements with Compliance Certificate	Monthly within 30 days when there are Advances outstanding; quarterly within 45 days when there are no Advances outstanding	Yes No
Annual financial statement (CPA Audited) with Compliance Certificate	FYE within 90 days	Yes No
10‑Q, 10‑K and 8-K	Within 5 days after filing with SEC	Yes No
Projections	FYE within 90 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

___________________________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Achieve on a Quarterly Basis:
Minimum Liquidity Coverage Ratio	1.75 to 1.00		Yes No
Minimum Adjusted EBITDA	*	$	Yes No

Clean Down

The Borrower will cause the aggregate outstanding principal balance of Advances under the Revolving Line to be less than Five Million Dollars ($5,000,000) for a period of at least thirty (30) consecutive days during each twelve month period.

Yes No

*See Exhibit E

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of the Credit Parties and to the Operating Documents of any Credit Party or any of its Subsidiaries since the date of the most recently delivered Compliance Certificate?  If yes, provide copies of any such amendments or changes with this Compliance Certificate to the extent not previously delivered to Bank.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

ROSETTA STONE LTD.	BANK USE ONLY
LEXIA LEARNING SYSTEMS LLC
Received by:
By:		authorized signer
Name:	Date:
Title:
Verified:
authorized signer
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

I.	Liquidity Coverage Ratio (Section 6.8(a))
Required:	1.75 to 1.00

Actual:

A.	Aggregate value of the unrestricted cash maintained in Deposit Accounts or Securities Accounts at Bank or its Affiliates	$
B.	Accounts receivable owing to Ultimate Parent and its Subsidiaries	$
C.	Line A plus Line B	$
D.	The outstanding Obligations	$

E.	Line C divided by Line D

Is line E equal to or greater than 1.75 to 1.00?

No, not in compliance	Yes, in compliance

II.	ADJUSTED EBITDA (Section 6.8(b))
Required:

Adjusted EBITDA, measured on a trailing twelve (12) month basis as of the end of each fiscal quarter during the periods specified below on a consolidated basis with respect to Ultimate Parent and its Subsidiaries, of at least (loss not worse than) the following:

Quarterly Period	Adjusted EBITDA
March 31, 2019	($5,000,000)
June 30, 2019	($5,000,000)
September 30, 2019	($5,000,000)
December 31, 2019 and each fiscal quarter thereafter	$1.00

Actual (for the cumulative period referenced):

A.	Net Income	$
B.	To the extent included in the determination of Net Income
	1. Interest Expense	$
	2. Income tax benefit and expense	$
	3. Depreciation expense	$
	4. Amortization expense	$
	5. Stock-based compensation expense	$

6.           other non-operating expense (less other income) (as such amount is shown on the “Other income and (expense)”" line item below the operating income line in the Ultimate Parent's relevant income statement, determined in accordance with GAAP)

$
	7. Goodwill impairment	$
	8. Change in Deferred Revenue	$
	9. Change in deferred commissions	$

10.          restructuring and related wind down costs, consulting and other related costs associated with development and implementation of Borrower’s revised business strategy, severance costs and transaction and other costs associated with mergers and acquisitions (not to exceed an aggregate amount, when added to the adjustments listed in line 11, of $6,000,000 in the trailing twelve (12) month period following the Seventh Amendment Effective Date)

$

11.          adjustments related to recording the non-cash tax valuation allowance for deferred tax assets (not to exceed an aggregate amount, when added to the costs listed in line 10, of $6,000,000 in the trailing twelve (12) month period following the Seventh Amendment Effective Date)

$
	12. Total Line B: The sum of lines 1 through 8 minus lines 9 through 11	$
C.	ADJUSTED EBITDA (line A plus line B)	$

Is line C at least (loss not worse than) $______________?

No, not in compliance	Yes, in compliance

EXHIBIT E

FINANCIAL COVENANTS

(a)Liquidity Coverage Ratio.  Maintain, to be certified to Bank as of the last day of each fiscal quarter, a Liquidity Coverage Ratio of at least 1.75 to 1.00.

(b)Adjusted EBITDA.  Adjusted EBITDA, measured on a trailing twelve (12) month basis as of the end of each fiscal quarter during the periods specified below on a consolidated basis with respect to Ultimate Parent and its Subsidiaries, of at least (loss not worse than) the following:

Quarterly Period	Adjusted EBITDA
March 31, 2019	($5,000,000)
June 30, 2019	($5,000,000)
September 30, 2019	($5,000,000)
December 31, 2019 and each fiscal quarter thereafter	$1.00

(c)Clean Down. [The Borrower will cause the aggregate outstanding principal balance of Advances under the Revolving Line to be less than Five Million Dollars ($5,000,000) for a period of at least thirty (30) consecutive days during each twelve month period.